                                                              EXHIBIT 99.2

               Reporting Owner Name/Address/Relationships

1. Warburg Pincus (Callisto) Global Growth (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

2. Warburg Pincus (Europa) Global Growth (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

3. Warburg Pincus Global Growth-B (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

4. Warburg Pincus Financial Sector Partners (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

5. Warburg Pincus Global Growth-E (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

6. Warburg Pincus Global Growth Partners (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

7. WP Global Growth Partners (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

8. Warburg Pincus Financial Sector (Cayman), L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

9. Warburg Pincus (Cayman) Global Growth GP, L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

10. Warburg Pincus (Cayman) Global Growth GP LLC
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

11. Warburg Pincus (Cayman) Financial Sector GP, L.P.
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)

12. Warburg Pincus (Cayman) Financial Sector GP LLC
C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
NEW YORK, NY 10017
Relationship: Other (See Remarks)